Exhibit 99.1

Media Contact:

Steve Sturgeon

QLogic Corporation

858.472.5669

steve.sturgeon@qlogic.com

Investor Contact:

Jean Hu

QLogic Corporation

949.389.7579

jean.hu@qlogic.com

QLogic Announces Restructuring Plan

ALISO VIEJO, Calif, June 4, 2013 – QLogic today announced it is implementing a restructuring plan designed to streamline business operations with the goal of driving long-term profitable growth. The restructuring plan includes a workforce reduction, the consolidation of several engineering activities, and enhanced product development focus. These restructuring activities are part of an overall plan to deliver greater value to customers and shareholders, while accelerating innovation.

QLogic anticipates the restructuring actions will be substantially completed within the next twelve months. Once fully implemented, the company expects the restructuring actions will achieve annualized cash savings of approximately $20 million, primarily in operating expenses. QLogic has plans to reinvest part of these savings in the development of new products and programs.

“These restructuring activities represent decisive steps designed to maximize engineering efficiencies, optimize business operations and align our investments with customer requirements,” said Jean Hu, interim chief executive officer and chief financial officer, QLogic.

The company estimates that it will incur pre-tax GAAP charges between $20 million and $23 million in connection with these restructuring actions, the majority of which will be recorded during the first half of fiscal year 2014.

The company reaffirms its previously announced non-GAAP financial guidance for the first quarter of fiscal year 2014.

Follow QLogic @ twitter.com/qlogic

QLogic – the Ultimate in Performance

QLogic (Nasdaq: QLGC) is a global leader and technology innovator in high performance networking. Leading OEMs and channel partners worldwide rely on QLogic products for their data, storage and server networking solutions. For more information, visit www.qlogic.com.

Disclaimer – Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain beliefs and projections regarding business and market trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The company advises readers that these potential risks and uncertainties include, but are not limited to: uncertainty as to whether the restructuring plan will achieve the expected goals and results; uncertainty as to whether the company will achieve the expected operating expense reductions; unfavorable economic conditions; potential fluctuations in operating results; gross margins that may vary over time; the stock price of the company may be volatile; the company’s dependence on the networking markets served; the ability to maintain and gain market or industry acceptance of the company’s products; the company’s dependence on a small number of customers; the company’s ability to compete effectively with other companies; the ability to attract and retain key personnel; the complexity of the company’s products; declining average unit sales prices of comparable products; the company’s dependence on sole source and limited source suppliers; the company’s dependence on relationships with certain third-party subcontractors and contract manufacturers; sales fluctuations arising from customer transitions to new products; seasonal fluctuations and uneven sales patterns in orders from customers; a reduction in sales efforts by current distributors; changes in the company’s tax provisions or adverse outcomes resulting from examination of its income tax returns; international economic, currency, regulatory, political and other risks; facilities of the company and its suppliers and customers are located in areas subject to natural disasters; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; uncertain benefits from strategic business combinations, acquisitions and divestitures; declines in the market value of the company’s marketable securities; changes in and compliance with regulations; difficulties in transitioning to smaller geometry process technologies; the use of “open source” software in the company’s products; system security risks, data protection breaches and cyber-attacks; and the company’s ability to borrow under its credit agreement is subject to certain covenants.

More detailed information on these and additional factors which could affect the company’s operating and financial results are described in the company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The company urges all interested parties to read these reports to gain a better understanding of the business and other risks that the company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the company does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.

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